Filed Pursuant to Rule 424(b)(5)
Registration No. 333-284779

PROSPECTUS SUPPLEMENT

(To the Prospectus dated May 15, 2025)

Richtech Robotics Inc.

Up to $100,000,000 of Class B Common Stock

We have entered into an At The Market Offering Agreement, or the Offering Agreement, dated August 28, 2025, with Rodman & Renshaw LLC (“Rodman”), which will serve as the lead agent, and H.C. Wainwright & Co., LLC (“Wainwright”) (each of Rodman and Wainwright individually, an “Agent” and, collectively, the “Agents”), as sales agents and/or principals relating to the shares of our Class B common stock, par value $0.0001 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Offering Agreement and pursuant to this prospectus supplement, we may offer and sell shares of our Class B common stock having an aggregate offering price of up to $100,000,000 from time to time through or to Rodman or such other Agent selected by Rodman (the “Designated Agent”), acting as our sales agent and/or principal.

Sales of Class B common stock, if any, under this prospectus supplement will be made by any method permitted that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the Nasdaq Capital Market, or any other existing trading market in the United States for Class B common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to the Designated Agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law. The Designated Agent is not required to sell any specific number or dollar amount of the shares but will use commercially reasonable efforts consistent with the customary market practices for similar transactions, to sell on our behalf all of the shares of Class B common stock requested to be sold by us on mutually agreed terms between the Designated Agent and us. The Class B common stock to which this prospectus supplement relates will be sold through the Designated Agent on any given day. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Designated Agent will be entitled to compensation at a fixed cash commission rate equal to 3.0% of the gross sales price of any shares of Class B common stock sold by it under the Offering Agreement. In connection with the sale of the Class B common stock on our behalf, the Agents will be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation of the Agents may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agents with respect to certain liabilities, including liabilities under the Securities Act. The offering of shares of Class B common stock pursuant to this prospectus supplement will terminate upon the earlier of (i) the sale of all of the shares of Class B common stock provided for in this prospectus supplement or (ii) termination of the Offering Agreement as permitted therein. See “Plan of Distribution” beginning on page S-9 for additional information regarding the compensation to be paid to the Designated Agent.

Our Class B common stock is listed on the Nasdaq Capital Market under the symbol “RR.” On August 27, 2025, the last reported sale price of our Class B common stock on the Nasdaq Capital Market was $3.26 per share.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and as such, we have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Supplement Summary — Implications of Being an Emerging Growth Company.”

Investing in our securities involves a high degree of risk. You should read this prospectus supplement and the accompanying prospectus as well as the information incorporated herein and therein by reference carefully before you make your investment decision. See “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 6 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Lead Agent

Rodman & Renshaw LLC

Co-Agent

H.C. Wainwright & Co.

The date of this prospectus supplement is August 28, 2025.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus concerning Richtech Robotics Inc. The second part is the accompanying prospectus, dated May 15, 2025, including the documents incorporated by reference therein, which provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined together with all documents incorporated by reference. If the description of the offering varies between this prospectus supplement, on the one hand, and the accompanying prospectus, or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement or the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement or contained in or incorporated by reference into the accompanying prospectus to which we have referred you. Neither we nor the Agents have authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We may authorize one or more “free writing prospectuses” (i.e. written communications concerning the offering that are not part of this prospectus supplement) that may contain certain material information relating to this offering. The information contained in, or incorporated by reference into, this prospectus supplement and contained in, or incorporated by reference into, the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of securities. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and are seeking offers to buy, securities only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of securities in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain or may contain forward looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this prospectus and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. The following factors among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

●	Our ability to secure raw materials and components to manufacture sufficient quantities of robots to match demand;

●	Our ability to secure enterprise clients and deals in the face of growing competition;

●	Assumptions around the speed of robotic adoption in service environments;

●	Assumptions relating to the size of the market for our products and services;

●	Unanticipated regulations of robots and automation that add barriers to adoption and have a negative effect on our business;

●	Our ability to obtain and maintain intellectual property protection for our products;

●	Our estimates of expenses, future revenue, capital requirements and our needs for, or ability to obtain, additional financing;

●	Other risks and uncertainties described under the section titled “Risk Factors” in this prospectus.

Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the SEC. The following discussion should be read in conjunction with the consolidated financial statements for the fiscal years ended September 30, 2024, and 2023 and notes incorporated by reference herein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

Any forward-looking statement you read in this prospectus, any further prospectus supplements or any document incorporated by reference reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K and 10-K and any amendments thereto filed with the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights certain of the information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, however, it does not contain all the information you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in or incorporated by reference into this prospectus. Before you make an investment decision, you should read this entire prospectus carefully, including the risks of investing in our securities discussed under the section of this prospectus entitled “Risk Factors” and similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless the context otherwise requires, references to “we,” “our,” “us,” “Richtech” or the “Company” in this prospectus mean Richtech Robotics Inc. on a consolidated basis with its wholly-owned subsidiaries.

Overview

We are a developer of advanced robotic technologies focused on transforming labor-intensive services in hospitality and other sectors currently experiencing unprecedented labor shortages. With a global R&D team based out of China and the United States, we design, manufacture and sell robots to restaurants, hotels, senior living centers, casinos, factories, movie theaters and other businesses. Our robots perform a variety of services including restaurant running and bussing, hotel room service delivery, floor scrubbing and vacuuming, and beverage and food preparation. We design our robots to be friendly, customizable to client environments, and extremely reliable. For example, our food service delivery robots typically make over 1000 deliveries every month in busy environments, while our medical robots are utilized for tasks such as delivering medications and supplies in hospitals, enhancing operational efficiency. Our current customer base includes major hotel brands, national chain restaurants, leading senior care facilities, and top casino management companies, and prominent healthcare institutions.

Our mission is to integrate robotics and automation into our everyday lives. We envision ourselves becoming the first robotics “Super-operator,” where thousands of our robots are deployed out in the field and managed by Richtech’s AI Cloud Platform (ACP). As a Super-operator, our robotic fleet will be performing a wide variety of tasks within a business, from completing deliveries and scrubbing floors to cooking noodles, preparing drinks, and supporting logistics in hospitals. Our ACP platform will allow businesses to plug in their robots and immediately leverage an immense amount of data to optimize workflows, lower management complexity, and minimize labor dependency.

Recent Developments

On May 15, 2025, pursuant to an agreement dated April 8, 2025 by and among the Company and L & R Investment LLC (the “Property SPA”), the Company completed the purchase of a parcel of land of approximately 20,000 square feet located at 2975 Lincoln Road, Las Vegas, Nevada 89115 (the “Property”) in consideration for a purchase price of $4.1 million in cash paid by the Company. As contemplated in the Property SPA, the Company relocated its headquarters to the Property. This Company believes that the new headquarters will further integrate the Company’s domestic sourcing and assembly operations to satisfy its continued growth.

On June 24, 2025, a majority owned subsidiary, Boyu Artificial Intelligence (Beijing) Technology Co., Ltd. (“Boyu”) of the Company entered into a Product Sales and Technical Services Agreement (the “Sales & Service Agreement”) with Beijing Kaiwu Tongchuang Technology Development Co., Ltd. (“Beijing Kaiwu”), pursuant to which Beijing Kaiwu agreed to purchase approximately $4.2 million of robotic products (to be supplied by the Company), services, software and licensing, including a one-time payment within 15 days of deliver of the products of approximately $1.3 million and annual fees for services and software licenses in the aggregate amount of approximately $2.9 million over the next 10 years. The Sales & Service Agreement also contains customary terms, including, without limitation, delivery and acceptance, liability and dispute resolutions.

On August 21, 2025, the Company entered into a Master Services Agreement (the “MSA”), with one of the largest retailers in the world (the “Client”), pursuant to which the Company shall work on project(s) for the Client under additional statement(s) of work to be completed by the Company and the Client or work order(s) to be issued by the Client. The MSA has a term of 2 years and will automatically renew for additional 12-month periods unless either party notices the other party in writing of its intent not to review 60 days prior to the expiration of the term. The MSA also contains other customary provisions, including intellectual property and confidentiality.

As previously disclosed, on May 16, 2025, the Company entered into that certain At The Market Offering Agreement (the “Prior ATM Agreement”) with Rodman, Wainwright and BTIG, LLC (collectively, the “Prior Agents”), pursuant to which the Company may offer and sell, from time to time through or to Rodman or such other Prior Agent selected by Rodman, as sales agent and/or principal, shares of the Company’s Class B common stock. On August 28, 2025, the Company delivered written notice to the Prior Agents to terminate the Prior ATM Agreement effective as of September 12, 2025, pursuant to Section 8(a) thereof. Prior to the termination of the Prior ATM Agreement, the Company sold 45,636,983 shares of the Company’s Class B common stock for an aggregate gross proceeds of $100 million.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies. These provisions include, but are not limited to:

●	being permitted to have only two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis of financial condition and results of operations disclosure;

●	an exemption from compliance with the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

●	reduced disclosure about executive compensation arrangements in our periodic reports, registration statements, and proxy statements; and

●	exemptions from the requirements to seek non-binding advisory votes on executive compensation or golden parachute arrangements.

In addition, the JOBS Act permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We are not choosing to “opt out” of this provision. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of the completion of this offering, (ii) the last day of the first fiscal year in which our annual gross revenues exceed $1.235 billion, (iii) the date on which we have, during the immediately preceding three-year period, issued more than $1.0 billion in non-convertible debt securities and (iv) the end of any fiscal year in which the market value of our Class B common stock held by non-affiliates exceeds $700 million as of the end of the second quarter of that fiscal year. We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Corporate Information

Our principal executive offices are located at 4175 Cameron St Ste 1, Las Vegas, NV 89103, and our telephone number is (866) 236-3835. Our corporate website address is www.richtechrobotics.com. The information contained on or accessible through our website is not a part of, and is not incorporated by reference into, this prospectus.

THE OFFERING

Class B common stock offered by us	Shares of our Class B common stock with aggregate gross sale proceeds of up to $100,000,000.

Class B common stock outstanding prior to offering	120,787,200 shares as of August 28, 2025

Class B common stock to be outstanding immediately after this offering	Up to 152,533,231 shares, after giving effect to the assumed sale of 31,746,031 shares of our Class B common stock at a price of $3.15 per share, which was the closing price of our Class B common stock on the Nasdaq Capital Market on August 26, 2025. The actual number of shares issued will vary depending on the price at which shares may be sold from time to time during this offering.

Form of Offering	Sales of our Class B common stock, if any, under this prospectus supplement will be made by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, including, without limitation, sales made directly on or through the Nasdaq Capital Market, or any other existing trading market in the United States for our Class B common stock. The Designated Agent is not required to sell any specific number or dollar amount of shares, but will use commercially reasonable efforts consistent with the customary market practices for similar transactions, to sell on our behalf all of the shares of Class B common stock requested to be sold by us on mutually agreed terms between the Designated Agent and us. See section titled “Plan of Distribution” on page S-9.

Use of proceeds	We intend to use the net proceeds of this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-6.

Risk factors	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page S-4 of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement before deciding to invest in our securities.

Nasdaq Symbol	RR.

(1)	The number of shares of Class B common stock to be outstanding after this offering is based on 120,787,200 shares of our Class B common stock outstanding as of August 28, 2025 and excludes, as of that date, the following:

●	7,150,154 shares of Class B common stock issuable upon the exercise of warrants;

●	614,754 shares of Class B common stock reserved for future grants of equity-based awards under our equity incentive plan; and

●	Up to 3,947,647 shares of Class B common stock issuable under certain Standby Equity Purchase Agreement with YA II PN, Ltd. (including the shares of Class B common stock issuable upon the conversion of the notes issued thereunder).

Unless otherwise stated, all information in this prospectus supplement assumes no exercise of the outstanding options or warrants into shares of Class B common stock as described above.

RISK FACTORS

An investment in Class B common stock involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones we face. Additional risks we are not presently aware of or that we currently believe are immaterial may also impair our business operations. Our business could be harmed by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In assessing these risks, you should also refer to the risk factors and other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, specifically including the risk factors contained in our Annual Report on Form 10-K/A for the year ended September 30, 2024, filed with the SEC on March 4, 2025, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus, together with all of the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, and the financial statements and related notes filed therewith..

Risks Relating to this Offering

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our results of operations or the market value of our Class B common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our products and cause the price of our Class B common stock to decline.

You may experience immediate and substantial dilution.

The assumed offering price per share in this offering may exceed the net tangible book value per share of our Class B common stock outstanding prior to this offering. After giving effect to the sale of 31,746,031 shares of Class B common stock in this offering at an assumed offering price of $3.15 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on August 26, 2025, and after deducting estimated offering commissions and offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2025, would have been approximately $237 million, or $1.23 per share. The issuance of shares of our Class B common stock upon exercise of outstanding warrants and the conversion of convertible notes may result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you purchase shares in this offering. Because the sales of the shares of Class B common stock offered hereby will be made directly into the market or in any other method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.

If we raise additional capital in the future, your ownership in us could be diluted.

In order to raise additional capital, we may at any time, including during this offering, offer additional shares of Class B common stock or other securities convertible into or exchangeable for our shares of Class B common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, including investors who purchase shares of Class B common stock in this offering. The price per share at which we sell additional shares of Class B common stock or securities convertible into shares of Class B common stock in future transactions may be higher or lower than the price per share in this offering.

Until such time, if ever, as we can generate substantial revenue from our operations, we anticipate financing our cash needs through a combination of equity offerings, debt financings and license agreements. To the extent that we raise additional capital through the further sale of equity securities or convertible debt securities, your ownership interest will be diluted.

Sales of a substantial number of our shares of Class B common stock in the public market could cause our stock price to fall.

We may issue and sell additional shares of Class B common stock in the public markets, including during this offering. As a result, a substantial number of our shares of Class B common stock may be sold in the public market. Sales of a substantial number of our shares of Class B common stock in the public markets, including during this offering, or the perception that such sales could occur, could depress the market price of our shares of Class B common stock and impair our ability to raise capital through the sale of additional equity securities.

The exercise of our outstanding options and warrants will dilute stockholders and could decrease our stock price.

The exercise of our outstanding options and warrants may adversely affect our stock price due to sales of a large number of shares or the perception that such sales could occur. These factors also could make it more difficult to raise funds through future offerings of our securities, and could adversely impact the terms under which we could obtain additional equity capital. Exercise of outstanding options and warrants, vesting of outstanding restricted stock units or any future issuance of additional shares of Class B common stock or other equity securities, including but not limited to options, warrants, restricted stock units or other derivative securities convertible into our Class B common stock, may result in significant dilution to our stockholders and may decrease our stock price.

The Class B common stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the Offering Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Offering Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the Designated Agent at any time throughout the term of the Offering Agreement. The number of shares that are sold by the Designated Agent after delivering a sales notice will fluctuate based on the market price of the Class B common stock during the sales period and limits we set with the Designated Agent. Because the price per share of each share sold will fluctuate based on the market price of our Class B common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

We do not anticipate paying cash dividends, and accordingly, stockholders must rely on share appreciation for any return on their investment.

We have never paid any dividends on our shares of Class B common stock. We currently intend to retain our future earnings, if any, to fund the development and growth of our businesses and do not anticipate that we will declare or pay any cash dividends on our shares of Class B common stock in the foreseeable future. See “Dividend Policy.”

USE OF PROCEEDS

We may issue and sell shares of our Class B common stock having aggregate sales proceeds of up to $100,000,000 from time to time, before deducting sales agent commissions and expenses. The amount of proceeds from this offering will depend upon the number of shares of Class B common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Offering Agreement with the Agents.

We intend to use the net proceeds from the sale of the securities offered under this prospectus for working capital and for general corporate purposes.

Although we have identified some potential uses of the net proceeds to be received upon completion of this offering, we cannot specify these uses with certainty. Our management will have broad discretion in the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not result in our being profitable or increase our market value. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

DILUTION

Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of our Class A common stock and Class B common stock outstanding. As of June 30, 2025, our net tangible book value was $98,732,612, or $0.68 per share of common stock. Net tangible book value per Class A common shares and Class B common shares are determined by dividing our net tangible book value, which consists of tangible assets less total liabilities, by the number of shares of Class A common stock and shares of Class B common stock outstanding on that date. If you purchase shares in this offering, your ownership interest will be diluted immediately to the extent of the difference between the price you pay per share of Class B common stock in this offering and the as adjusted net tangible book value per share of Class B common stock after this offering.

After giving effect to the sale of 21,954,588 shares of Class B common stock pursuant to the Prior ATM Agreement and the issuance of 100,000 shares of Class B common stock to consultants as non-cash consideration pursuant to our 2023 Stock Option Plan (collectively, the “Pro Forma Adjustments”) for net proceeds of approximately $46,141,051 our pro forma net tangible book value as of June 30, 2025 was approximately $140,550,000 or $0.87 per share.

After giving further effect to the sale of 31,746,031 shares of Class B common stock in this offering at an assumed offering price of $3.15 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on August 26, 2025, and after deducting estimated offering commissions and offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2025, would have been approximately $237 million, or $1.23 per share. This would represent an immediate increase in the net tangible book value of $0.36 per share to existing stockholders and an immediate dilution of $1.92 per share to investors purchasing our shares in this offering at the assumed public offering price. The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$3.15
Net tangible book value per share as of June 30, 2025	$0.68
Increase in net tangible book value per share attributable to the Pro Forma Adjustments	$0.19
Pro forma net tangible book value per share as of June 30, 2025	$0.87
Increase in net tangible book value per share attributable to the offering	$0.36
Pro forma as adjusted net tangible book value per share as of June 30, 2025 after the offering		$1.23
Dilution in net tangible book value per share to new investors in the offering		$1.92

The table above assumes for illustrative purposes that an aggregate of 31,746,031 shares of Class B common stock are sold in this offering during the term of the Offering Agreement at a price of $3.15 per share, the last reported sale price of our Class B common stock on The Nasdaq Capital Market on August 26, 2025, for aggregate gross proceeds of $100 million. The shares subject to the Offering Agreement are being sold from time to time at various prices. An increase of $0.50 per share in the price at which the shares are sold from the assumed public offering price of $3.15 per share shown in the table above, assuming all of our Class B common stock in the aggregate amount of $100 million during the term of the Offering Agreement is sold at that price, would increase our pro forma as adjusted net tangible book value per share after the offering to $1.26 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $2.38 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.50 per share in the price at which the shares are sold from the assumed public offering price of $3.15 per share shown in the table above, assuming all of our Class B common stock in the aggregate amount of $100 million during the term of the Offering Agreement is sold at that price, would decrease our pro forma as adjusted net tangible book value per share after the offering to $1.20 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $1.44 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

PLAN OF DISTRIBUTION

We have entered into the Offering Agreement, dated as of August 28, 2025, with the Agents, under which we may issue and sell from time to time shares of Class B common stock, subject to certain limitations, through and/or to the Designated Agent as our sales agent and/or principal. Pursuant to this prospectus supplement and the accompanying base prospectus, we may offer and sell shares of our Class B common stock having an aggregate offering price of up to $100,000,000. Sales of our shares of Class B common stock, if any, will be made by any method permitted by law deemed to be an “at-the-market offering” as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the Nasdaq Capital Market, the trading market for our shares of Class B common stock, or any other existing trading market in the United States for our shares of Class B common stock, or sales made to or through a market maker other than on an exchange or otherwise, directly to the Designated Agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law.

The Designated Agent will offer our shares of Class B common stock at prevailing market prices subject to the terms and conditions of the Offering Agreement as agreed upon by us and the Designated Agent. We will designate the number of shares of Class B common stock which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Offering Agreement, the Designated Agent will use its commercially reasonable efforts consistent with the customary market practices for similar transactions and applicable law and regulations to sell on our behalf all of the shares of Class B common stock requested to be sold by us. We or the Designated Agent may suspend the offering of the shares of Class B common stock being made under the Offering Agreement upon proper notice to the other party.

Settlement for sales of shares of Class B common stock will occur on the first trading day or such other settlement cycle as may be in effect under Exchange Act from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and the Agents in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of the shares of Class B common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Designated Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the Designated Agent a fixed cash commission rate equal to 3.0% of the gross sales price of the shares of Class B common stock sold by the Designated Agent under the Offering Agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, sales commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the Offering Agreement, we agreed to reimburse Rodman for the reasonable fees and expenses of the Agents’ legal counsel incurred in connection with entering into the transactions contemplated by the Offering Agreement in an amount not to exceed $75,000. In addition, we have agreed to reimburse Rodman up to $12,500 for each time that the registration statement, prospectus or prospectus supplement relating to the shares of Class B common stock to be sold pursuant to the Offering Agreement is amended or supplemented, and up to $2,500 per due diligence update session conducted in connection with each date we file a Quarterly Report on Form 10-Q and $5,000 per due diligence update session conducted in connection with each date we file our Annual Report on Form 10-K, plus any incidental expense incurred by the Agents in connection therewith. We estimate that the total expenses for the offering payable by us, excluding commissions and other fees payable to Rodman under the terms of the Offering Agreement, will be approximately $200,000, assuming we sell the entire amount offered pursuant to this prospectus supplement and the accompanying prospectus.

In addition, the Offering Agreement also provides that Rodman shall act as our exclusive and sole sales agent for each and every at-the-market program (or facility), current or subsequent, to be established and/or used by us during the twelve (12) month period commencing on May 16, 2025.

We will report at least quarterly the number of shares of Class B common stock sold through the Agents under the Offering Agreement, the net proceeds to us and the compensation paid by us to the Agents in connection with the sales of shares of Class B common stock under the Offering Agreement.

In connection with the sales of shares of Class B common stock on our behalf, each Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to an Agent will be deemed to be underwriting commissions or discounts. We have agreed in the Offering Agreement to provide indemnification and contribution to the Agents against certain liabilities, including liabilities under the Securities Act.

The offering of the shares of Class B common stock pursuant to this prospectus supplement will terminate upon the earlier of (i) the sale of all of the shares of Class B common stock provided for in this prospectus supplement or (ii) termination of the Offering Agreement as permitted therein.

To the extent required by Regulation M, the Agents will not engage in any market making activities involving the shares of Class B common stock while the offering is ongoing under this prospectus supplement.

From time to time, each Agent and its affiliates have and may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with the Agents for any further services. In addition, in the ordinary course of its various business activities, each Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Each Agent or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The foregoing description of the Offering Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to such, a copy of which will be attached as an exhibit to our Current Report on Form 8-K being filed with the SEC in connection with this offering.

This prospectus supplement in electronic format may be made available on a website maintained by each Agent and each Agent may distribute this prospectus supplement electronically.

The transfer agent for our shares of Class B common stock is Continental Stock Transfer & Trust Company.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York and, with respect to certain matters of Nevada law, Fennemore Craig, P.C., Las Vegas, Nevada. Haynes and Boone, LLP, New York, New York is counsel for the Agents in connection with this offering.

EXPERTS

Our audited consolidated financial statements as of September 30, 2024 and 2023 and for the two years then ended have been incorporated by reference into this prospectus and the registration statement of which it forms a part in reliance upon the report of Bush & Associates CPA, independent registered public accounting firm and upon the report of such firm given upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the Securities and Exchange Commission, under the Securities Act, and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the SEC’s public reference room mentioned below, or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” in this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. All filings we file pursuant to the Exchange Act after the date of the registration statement of which this prospectus forms a part and prior to effectiveness of the Registration Statement shall be deemed to be incorporated by reference into the prospectus. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing.

1.	Our Annual Report on Form 10-K for the year ended September 30, 2024, filed with the SEC on January 14, 2025, as amended on Form 10-K/A on February 7, 2025 and further amended on Form 10-K/A on March 4, 2025;

2.	Our Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2024, March 31, 2025 and June 30, 2025, filed with the SEC on February 14, 2025, May 14, 2025 and August 11, 2025, respectively; and

3.	Our Current Reports on Form 8-K filed with the SEC on October 22, 2024, October 31, 2024, February 11, 2025, April 14, 2025, May 16, 2025 and May 19, 2025, June 30, 2025, August 25, 2025, respectively.

All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting General Counsel, c/o Richtech Robotics Inc., at 4175 Cameron St Ste 1, Las Vegas, NV 89103. Our telephone number is (866) 236-3835. Information about us is also available at our website at www.richtechrobotics.com. However, the information in our website is not a part of this prospectus and is not incorporated by reference.

The information about us contained in this prospectus supplement should be read together with the information in the documents incorporated by reference. Descriptions contained in the incorporated documents as to the contents of any contract or other document may not contain all of the information which is of interest to you. You should refer to the copy of such contract or other document filed as an exhibit to our filings.

Prospectus

RICHTECH ROBOTICS INC.

$200,000,000

CLASS B COMMON STOCK

PREFERRED STOCK

PURCHASE CONTRACTS

WARRANTS

SUBSCRIPTION RIGHTS

DEPOSITARY SHARES

DEBT SECURITIES

UNITS

We may offer and sell from time to time, in one or more series, any one of the following securities of Richtech Robotics Inc. (“Richtech,” the “Company,” “we,” “us” or “our”), for total gross proceeds of up to $200,000,000:

●	Class B common stock, par value $0.0001 per share (the “Class B Common Stock” or the “Common Stock”);

●	preferred stock;

●	purchase contracts;

●	warrants to purchase our securities;

●	subscription rights to purchase any of the foregoing securities;

●	depositary shares;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may offer and sell these securities separately or together, in one or more series or classes and in amounts, at prices and on terms described in one or more offerings. We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.

This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of this offering.

Our Class B Common Stock is listed on The Capital Market of The Nasdaq Stock Market LLC (“Nasdaq Capital Market”) under the symbol “RR.” The last reported sale price of our Class B Common Stock on May 13, 2025 was $2.27 per share.

If we decide to seek a listing of any preferred stock, purchase contracts, warrants, subscriptions rights, depositary shares, debt securities or units offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and as such, we have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company.”

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 6 and the risk factors in our most recent Annual Report on Form 10-K/A, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports and, if any, in the relevant prospectus supplement. We urge you to carefully read this prospectus and any applicable prospectus supplement, together with the documents we incorporate by reference, describing the terms of these securities before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is May 15, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus, for total gross proceeds of up to $200,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement to this prospectus that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.

We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Documents by Reference,” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

This prospectus contains, or incorporates by reference, trademarks, tradenames, service marks and service names of Richtech and its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain or may contain forward looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this prospectus and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. The following factors among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

●	Our ability to secure raw materials and components to manufacture sufficient quantities of robots to match demand;

●	Our ability to secure enterprise clients and deals in the face of growing competition;

●	Assumptions around the speed of robotic adoption in service environments;

●	Assumptions relating to the size of the market for our products and services;

●	Unanticipated regulations of robots and automation that add barriers to adoption and have a negative effect on our business;

●	Our ability to obtain and maintain intellectual property protection for our products;

●	Our estimates of expenses, future revenue, capital requirements and our needs for, or ability to obtain, additional financing;

●	The ability to attract or maintain a qualified workforce;

●	The possibility that we may be adversely affected by other economic, business, and/or competitive factors; and

●	Other risks and uncertainties described under the section titled “Risk Factors” in this prospectus.

Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the SEC. The following discussion should be read in conjunction with the consolidated financial statements for the fiscal years ended September 30, 2024 and 2023 and notes incorporated by reference herein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

Any forward-looking statement you read in this prospectus, any prospectus supplement or any document incorporated by reference reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K and 10-K filed with the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our Company. You should carefully read the entire prospectus, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Information With Respect to the Company,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

As used herein, and any amendment or supplement hereto, unless otherwise indicated, “we,” “us,” “our,” the “Company,” or “Richtech” means Richtech Robotics Inc., including its consolidated subsidiaries. Unless otherwise indicated, all references in this prospectus to “dollars” or “$” refer to US dollars.

Overview

We are a developer of advanced robotic technologies focused on transforming labor-intensive services in hospitality and other sectors currently experiencing unprecedented labor shortages. With a global R&D team based out of China and the United States, we design, manufacture and sell robots to restaurants, hotels, senior living centers, casinos, factories, movie theaters and other businesses. Our robots perform a variety of services including restaurant running and bussing, hotel room service delivery, floor scrubbing and vacuuming, and beverage and food preparation. We design our robots to be friendly, customizable to client environments, and extremely reliable. For example, our food service delivery robots typically make over 1000 deliveries every month in busy environments, while our medical robots are utilized for tasks such as delivering medications and supplies in hospitals, enhancing operational efficiency. Our current customer base includes major hotel brands, national chain restaurants, leading senior care facilities, and top casino management companies, and prominent healthcare institutions.

Our mission is to integrate robotics and automation into our everyday lives. We envision ourselves becoming the first robotics “Super-operator,” where thousands of our robots are deployed out in the field and managed by Richtech’s AI Cloud Platform (ACP). As a Super-operator, our robotic fleet will be performing a wide variety of tasks within a business, from completing deliveries and scrubbing floors to cooking noodles, preparing drinks, and supporting logistics in hospitals. Our ACP platform will allow businesses to plug in their robots and immediately leverage an immense amount of data to optimize workflows, lower management complexity, and minimize labor dependency.

Our Products and Services

Our products are categorized into three kinds of service automation: indoor transport and delivery, sanitation, and food and beverage automation. Our target market is the hospitality sector, which includes restaurants, hotels, casinos, resorts, senior care, hospitals, and movie theaters. We also plan to leverage our expertise in food automation to bring services directly to the consumer with the ADAM system which is described below.

The majority of our robots can be characterized as Autonomous Mobile Robots (“AMRs”), meaning that our robots can understand and move through its environment independently. AMRs differ from their predecessors, Autonomous Guided Vehicles (“AGVs”), which rely on tracks or predefined paths and often require operator oversight. Our AMRs understand their environment through an array of advanced sensors, with the primary sensor being a LiDAR which stands for Light Detection and Ranging. The LiDAR is able to create a 2D map of the environment by sending out laser pulses and measuring the time it takes to bounce back, similar to sonar but far more accurate. Secondary sensors such as RGBD cameras that detect color and depth of images, ultrasonic proximity sensors, and standard AI machine vision that can recognize objects are used in sync to create an in-depth understanding of the robot’s environment. These sensors, combined with a robust navigation software stack based on AI algorithms, provides our robots the ability to perform dynamic path planning through their environments.

Our ACP service is a business optimization tool that allows customers to benefit from the rich operational data generated by the robots. Each AMR can operate independently in the real world and report data up to the ACP. The ACP can then utilize the data to optimize workflows, enhance guest experiences, and minimize waste. The ACP will store robot utilization metrics for analyses and reporting, providing clients with detailed operational data. Lastly, one of the most important features of the ACP is that it allows multiple types of robots to operate in the same environment, utilizing the same integrations and providing data back to a centralized point.

Indoor Transport and Delivery

In the transport and delivery category we have four main product lines, the Matradee line of server assistant robots geared towards restaurants and restaurant-like environments, the Medbot line designed specifically for hospital deliveries, the Titan line for heavy duty payloads in central distribution facilities and general transport duties, and the Skylark line of service robots customized for hotel and room service applications.

Matradee is a robot designed for dining spaces that can be used for bussing, serving, hosting, advertising, and entertaining. For example, Matradee will transport food from the kitchen to the table where a waiter can come by and serve the guests. The waiter could then load the Matradee with dirty plates and send it to the dish washing zone in the kitchen. This keeps the waiter on the floor serving guests and reduces physical stress on the waiter. The robot is designed to operate in narrow and busy environments, navigating around tables and people in order to get to its destination. Typically, a Matradee will perform over 1000 deliveries per month in a busy restaurant. On the ACP, clients can review number of deliveries, distance traveled, hours of operation, utilization patterns over time, and manage their robotic fleet.

Matradee was designed to have a large carrying capacity and to be able to carry as much food as three to four waiters combined per trip. The robot is designed to be extremely stable so that it can carry wine glasses and delicate food items without spilling. It can also be used to greet guests at the reception area and lead them to their table. With a battery life of eight to fourteen-hours between charges, the Matradee can run for the entire day without taking a break. When multiple robots are deployed in the same space, the robots communicate over short-range radio waves to coordinate and make way for each other.

One of the biggest advantages of the Matradee is the ease of deployment and reliability. Standard deployments involving full installation and staff training are typically completed within three to four hours. The robot is not connectivity dependent and can operate fully offline. These features decrease the difficulty of deployments and dramatically increase the variety of environments in which the Matradee can be deployed successfully. This allows more deployments, lower costs, and faster scaling.

The Matradee is currently deployed in restaurants, hotels, casinos, senior living homes, and factories. Many of these businesses have either restaurants or have restaurants-like businesses so the primary task the robot performs is delivering food from the kitchen to the tables, and bussing dirty dishes back to the dishpit. Some factory clients also utilize the Matradee for delivery of parts by making use of the remote summoning feature to call the robot to specific stations to pick up items for delivery.

Medbot is designed specifically for secure and efficient deliveries in hospitals and other healthcare spaces. This line of robots is a rebranding of the Richie/Robbie robotic line to help customers better associate the robot to specific applications. The robot has 4 secured compartments that can be configured to deliver items to up to 4 different destinations per trip. Through our ACP, the Medbot can travel on elevators and through secure doors providing a fully autonomous delivery solution in extremely dynamic environments. The Medbot has a very robust suite of sensors that allows it to be very nimble and intelligent when navigating highly complex unstructured environments around people as well as large obstructions like hospital beds and trash bins. From our deployments in the field, a fleet of 5 Medbots can make around 8,000 deliveries per month, traveling over 600 miles, with over 600 hours of active runtime between them. This alleviates one of the toughest tasks on hospital staff, and provides a very strong return on investment (“ROI”) for the hospital. We expect to launch multiple pilot installations in fiscal year 2025.

Titan is the newest addition to our delivery robot lineup, adding an option for customers looking for more heavy duty AMR delivery options. The current version of Titan can carry between 330 to 440 pounds, with additional models able to carry over 1,000 pounds in development. Titan was designed with modularity and ease of implementation in mind, as it can lift any rack as long as the rack meets a certain set of general parameters. This provides Titan with a very large addressable market in and outside the hospitality space. For example, factories and warehouses can utilize Titan for delivery of large objects over large spaces, up and down elevators and through secure doors. Titan broadens the applications where we can apply our AMR technology to improve efficiency and solve labor challenges. We believe that Titan will play a large role in increasing the total number of robots deployed due to its broad applicability.

Skylark represents a set of robots that are designed specifically for hotel and applications where room service is an element of the client’s business. This product’s addressable market primarily consists of hotels, senior living, and apartment buildings. The design of Skylark revolves around modularity, and adaptability to the environment it is deployed in. The system consists of a base navigation module and several modular attachments specialized for specific tasks such as delivery or cleaning. Currently, the Skylark has a cleaning attachment for vacuuming and mopping floors, and a enclosed delivery attachment for room service and package delivery. Additional attachments are scheduled for release in the future, including a security and laundry attachment. One important element of Skylark is that all attachments are customized specifically for the hotel environment. This means the design accounts for common issues such as door width, elevator navigation, and specific low-obstacle avoidance problems not common in other AMR application scenarios. The modular Skylark robot provides an all-in-one solution that emphasizes ROI and ease-of-use.

Sanitation

DUST-E is our autonomous commercial cleaning robot product line that features two distinct models the S and MX.

The S is designed for medium sized environments under 100,000 sq. ft. The primary use case for the S is in open commercial spaces such as lobbies of hotels and more challenging surfaces such as those of restaurants where there may be food debris and spills. The S utilizes a high-power vacuum and multi-roller system that categorizes the debris it picks up for a one-pass cleaning efficiency. The S comes with a number of advanced features including a charging station, scheduled cleaning functions, and precise localization that brings down the wall gap to just three centimeters.

Future models are expected to include an AI driven categorization system that adjusts the cleaning routine according to the type and intensity of the mess being cleaned.

The MX is our largest unit capable of cleaning spaces up to 500,000 sq ft. Designed with professional cleaning in mind, the MX is a floor scrubber tailored to large industrial and commercial spaces such as warehouses, factories, large hotel floors, event spaces, schools and universities, and department stores. The MX comes in a variety of configurations that accommodate different floor types from bare concrete to more sensitive vinyl tiles. Designed for heavy-duty cleaning, the MX comes with a 30-gallon water tank, weighs over 600 lbs., and provides a brush pressure of 13.2g/cm2.

Data collected by the ACP provide clients with utilization metrics as well as a cleaning map which show the path the robot took during its cleaning routine. The ACP is expected to provide reminders for routine replacement of consumable and renewable components, and preemptive maintenance alerts for all robots.

Food and Beverage Automation

ADAM is our food and beverage automation robot developed on the NVIDIA Jetson Orin platform. The core concept of ADAM is to develop a fully independent food and beverage business based entirely on robots and automation. The dual six-degree-of-freedom robotic arms are designed to provide the same level of flexibility as a human arm, allowing ADAM to easily emulate human movements. We designed ADAM to be friendly and approachable by giving it a white and round exterior, and designed it to look more like a robot than a human to avoid the “uncanny valley” effect. (The uncanny valley is a concept that suggests that humanoid objects that imperfectly resemble actual human beings provoke uncanny or strangely familiar feelings of uneasiness and revulsion in observers. “Valley” denotes a dip in the human observer’s affinity for the replica, a relation that otherwise increases with the replica’s human likeness.) Future features are expected to include adding natural language processing to allow customers to directly speak their orders to the robot as they would with an employee.

ADAM is capable of making a wide variety of beverages including coffee, craft cocktails, and Boba tea autonomously. ADAM is currently serving customers at various venues across the country including inside supermarkets, stadiums, hospitals, and coffee shops across the country. Since 2022, we have rented the ADAM system out for corporate and celebrity events. Clients included global tech firms, accounting firms, global alcoholic beverage companies, and U.S. celebrities. In fiscal year 2024, we accomplished $857,000 in revenue from leasing ADAM for events.

Scorpion is a new product for 2025, developed on the same architecture as ADAM, Scorpion can perform many of ADAM’s AI functions at a lower cost and smaller footprint. Additional AI camera systems allow for new features such as gesture and face recognition. These additional features, along with the smaller footprint, provide a more intimate experience for guests. Scorpion also has the unique ability to personalize any traditional cocktail recipe. Just tell Scorpion what mood you are in, and it will craft a totally unique cocktail based on your input and information collected through its sensors. The smaller footprint allows for this intelligent AI bartender to be deployed in a wider variety of environments, providing a more engaging and unique experience, while significantly improving ROI and affordability.

On October 17, 2024, we announced our plans to launch 20 robotic restaurant locations in Walmart stores across the country. As of the date of this Report, two locations have been secured via franchise agreements: (1) on September 10, 2024, the Company signed a franchise agreement for a new location in Peachtree City, Georgia. This location, slated to commence operations in January 2025, will be operated by Alphamax Management LLC, a wholly-owned subsidiary of the Company; and (2) on August 20, 2024, the Company amended an existing franchise agreement originally intended for Clovis, California, relocating the franchise to Oceanside, California.

Clouffee & Tea

Clouffee & Tea is our first self-owned restaurant brand. The concept behind Clouffee & Tea is to seamlessly blend innovative technology with a vibrant coffee and tea culture to create an engaging customer experience. Robotic operation presents a uniquely scalable franchise model, which we plan to demonstrate as a successful blueprint for integrating robotics into coffee and tea shop operations. Beyond redefining the beverage experience, Clouffee & Tea will serve as a dynamic platform for technological application and iteration. It will allow us to utilize real-world scenarios for testing new robotic technologies while opening an additional revenue growth channel for the Company. Clouffee & Tea, opened its inaugural franchise store in Las Vegas, Nevada in late January 2025, adding another dimension to our growth strategy

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies. These provisions include, but are not limited to:

●	being permitted to have only two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis of financial condition and results of operations disclosure;

●	an exemption from compliance with the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

●	reduced disclosure about executive compensation arrangements in our periodic reports, registration statements, and proxy statements; and

●	exemptions from the requirements to seek non-binding advisory votes on executive compensation or golden parachute arrangements.

In addition, the JOBS Act permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We are not choosing to “opt out” of this provision. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of the completion of this offering, (ii) the last day of the first fiscal year in which our annual gross revenues exceed $1.235 billion, (iii) the date on which we have, during the immediately preceding three-year period, issued more than $1.0 billion in non-convertible debt securities and (iv) the end of any fiscal year in which the market value of our Class B common stock held by non-affiliates exceeds $700 million as of the end of the second quarter of that fiscal year. We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Corporate Information

Our principal executive offices are located at 4175 Cameron St Ste 1, Las Vegas, NV 89103, and our telephone number is (866) 236-3835. Our corporate website address is www.richtechrobotics.com. The information contained on or accessible through our website is not a part of, and is not incorporated by reference into, this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in any prospectus supplement and in any related free writing prospectus for a specific offering of securities, as well as those incorporated by reference into this prospectus and any prospectus supplement. You should also carefully consider other information contained and incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes thereto incorporated by reference in this prospectus. The risks and uncertainties described in the applicable prospectus supplement and our other filings with the Securities and Exchange Commission (the “SEC”) incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the described risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from these sales for general corporate purposes. The amounts and timing of these expenditures will depend on numerous factors, including the development of our current business initiatives. We have no specific acquisition contemplated at this time. Pending use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities or in cash or money market funds.

PLAN OF DISTRIBUTION

We may sell the securities from time to time to or through underwriters or dealers, through agents, or directly to one or more purchasers. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, rights to purchase and subscriptions. In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

A prospectus supplement or supplements with respect to each series of securities will describe the terms of the offering, including, to the extent applicable:

●	the terms of the offering;

●	the name or names of the underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities or other consideration therefor, and the proceeds to be received by us from the sale;

●	any delayed delivery requirements;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

●	at a fixed price or prices, which may be changed;

●	in an “at the market” offering within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

Underwriters and Agents; Direct Sales

If underwriters are used in a sale, they will acquire the offered securities for their own account and may resell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

Unless the prospectus supplement states otherwise, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Dealers

We may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may provide agents, underwriters, dealers and remarketing firms with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making; Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our Class B Common Stock, which is quoted on the Nasdaq Capital Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock, warrants or subscription rights on any securities exchange or quotation system; any such listing with respect to any particular debt securities, preferred stock, warrants or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in our Class B Common Stock or redeemable listed warrants on the Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our Class B Common Stock or redeemable listed warrants. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Fees and Commissions

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

DESCRIPTION OF SECURITIES WE MAY OFFER

General

This prospectus describes the general terms of our capital stock. The following description is not complete and may not contain all the information you should consider before investing in our capital stock. For a more detailed description of these securities, you should read the applicable provisions of Nevada law and our second amended and restated articles of incorporation, referred to herein as our charter, and our second amended and restated bylaws, referred to herein as our bylaws. When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Our authorized capital stock consists of an aggregate of 300,000,000 shares of common stock, including 100,000 shares of Class A common stock, $0.0001 par value per share (the “Class A Common Stock”) and 200,000,000 shares of Class B Common Stock, and 10,000,000 shares of “blank check” preferred stock, par value $0.0001 per share. Our authorized but unissued shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded in the future.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $200,000,000 in the aggregate of:

●	Class B Common Stock;

●	preferred stock;

●	purchase contracts;

●	warrants to purchase our securities;

●	subscription rights to purchase our securities;

●	depositary shares;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities exchangeable for or convertible into shares of common stock or preferred stock that may be sold by us pursuant to this prospectus or any combination of the foregoing. The preferred stock may also be exchangeable for and/or convertible into shares of common stock or another series of preferred stock that may be sold by us pursuant to this prospectus or any combination of the foregoing. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities. We will not issue any securities exchangeable or convertible into securities that have not been registered on the registration statement of which this prospectus forms a part, unless such convertible or exchangeable securities are not exercisable or convertible within one year of the date of sale of the convertible or exchangeable security.

Common Stock

As of May 13, 2025, there were 74,868,935 shares of the Company’s Class B Common Stock issued and outstanding and 39,934,846 shares of the Company’s Class A Common Stock issued and outstanding. In addition, there were 4,345,357 shares of Class B Common Stock issuable upon exercise of outstanding warrants, 896,036 shares of Class B Common Stock issuable upon exercise of outstanding stock options, and 478,000 shares of Class B Common Stock issuable upon vesting of restricted stock units.

Except as otherwise required by Nevada Revised Statutes (“NRS”), each holder of Class A Common Stock is entitled to ten (10) votes in respect of each share of Class A Common Stock held by him, her, or it of record on the books of the Company, and each holder of Class B Common Stock is entitled to one (1) vote in respect of each share of Class B Common Stock held by him, her, or it of record on the books of the Company, in connection with the election of directors and on all matters submitted to a vote of stockholders of the Company. Each share of Class A Common Stock is convertible into one share of Class B Common Stock at any time at the option of the holder, but Class B Common Stock shall not be convertible into Class A Common Stock under any circumstances. Holders of our common stock do not have preemptive, subscription, or redemption rights.

Our Class B Common Stock is listed on the Nasdaq Capital Market under the trading symbol “RR.” The transfer agent and registrar for our Class B Common Stock is Continental Stock Transfer & Trust Company. The Transfer Agent’s address is 1 State Street, 30th Floor, New York, New York 10004.

Preferred Stock

As of May 13, 2025, we have 1,000,000 shares of preferred stock authorized, all of which are undesignated, and no shares of preferred stock outstanding.

Pursuant to our charter, our board of directors may by resolution authorize the issuance of shares of preferred stock from time to time in one or more series. We may reissue shares of preferred stock that are redeemed, purchased, or otherwise acquired by us unless otherwise provided by law. Our board of directors is authorized to fix or alter the designations, powers and preferences, and relative, participating, optional or otherwise rights if any, and qualifications, limitations or restrictions thereof, including, without limitation, dividend rights (and whether dividends are cumulative), conversion rights, if any, voting rights (including the number of votes if any, per share, as well as the number of members, if any, of the board of directors or the percentage of members, if any, of the board of directors each class or series of preferred stock may be entitled to elect), rights and terms of redemption (including, sinking fund provisions, if any), redemption price and liquidation preferences of any wholly unissued series of preferred stock, and the number of shares constituting any such series and the designation thereof, and to increase or decrease the number of shares of any such series subsequent to the issuance of shares of such series, but not below the number of shares of such series then issued.

In connection with any offering of undesignated preferred stock, we will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	any contractual limitations on our ability to declare, set aside or pay any dividends;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	whether interests in the preferred stock will be represented by depositary shares;

●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, after receipt of payment therefor, the shares will be fully paid and non-assessable.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Anti-takeover Effects of Nevada Law and Our Charter and Bylaws

Special Stockholder Meetings

Our bylaws provide that special meetings of our stockholders may be called at any time by a resolution adopted by any three or more directors, and may not be called by any other person or persons. Our bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting.

Requirements for Advance Notification of Director Nominations and Stockholder Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors. In order for any matter to be properly brought before a meeting of our stockholders, the stockholder submitting the proposal or nomination will have to comply with advance notice requirements and provide us with certain information.

For business to be properly brought before an annual meeting, the proposing stockholder must have given written notice of the nomination or proposal, either by personal delivery or by United States mail to the Secretary not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary date of the preceding year’s annual meeting. If the date of the annual meeting is advanced more than thirty (30) days prior to such anniversary date or delayed more than seventy (70) days after such anniversary date then to be timely such notice must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public announcement of the date of such annual meeting was first made. In no event will an adjournment or postponement of an annual meeting of stockholders begin a new time period for giving a proposing stockholder’s notice as provided above.

For business to be properly brought before a special meeting of stockholders, the notice of the meeting must set forth the nature of the business to be considered. A person or persons who have properly made a written request for a special meeting may provide the information required for notice of a stockholder proposal simultaneously with the written request for the meeting submitted to the Secretary or within ten calendar days after delivery of the written request for the meeting to the Secretary.

Our bylaws also specify requirements as to the form and content of the stockholder’s notice and allow the chairman of the meeting to prescribe rules and regulations for the conduct of stockholders’ meetings, which may preclude the conduct of certain business at a meeting if the rules and regulations are not followed.

Authorized but Unissued Capital Stock

Neither Nevada law nor our governing documents require stockholder approval for any issuance of authorized shares, except as provided in NRS 78.2055 with respect to a decrease in the number of issued and outstanding shares of a class or series without a corresponding decrease in the authorized shares. Our authorized but unissued common stock are therefore available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Board of Directors

Our bylaws provide that the number of directors will be fixed by the board of directors.

Nevada Anti-Takeover Provisions

Combinations With Interested Stockholders

Nevada law, NRS Sections 78.411 through 78.444, regulate business combinations with interested stockholders. Nevada law defines an interested stockholder as a beneficial owner (directly or indirectly) of 10% or more of the voting power of the outstanding shares of the corporation. Pursuant to Sections NRS 78.411 through 78.444, combinations with an interested stockholder remain prohibited for two years after the person became an interested stockholder unless (i) the transaction is approved by the board of directors or the holders of a majority of the outstanding shares not beneficially owned by the interested party, or (ii) the interested stockholder satisfies certain fair value requirements. NRS 78.434 permits a Nevada corporation to opt-out of the statute with appropriate provisions in its articles of incorporation. We have not opted out of these sections in our charter.

Acquisition of Controlling Interest

NRS Sections 78.378 through 78.3793 regulates the acquisition of a controlling interest in an issuing corporation. An issuing corporation is defined as a Nevada corporation with 200 or more stockholders of record, of which at least 100 stockholders have addresses of record in Nevada and does business in Nevada directly or through an affiliated corporation. NRS Section 78.379 provides that an acquiring person and those acting in association with an acquiring person obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of the stockholders. Stockholders who vote against the voting rights have dissenters’ rights in the event that the stockholders approve voting rights. NRS Section 378 provides that a Nevada corporation’s articles of incorporation or bylaws may provide that these sections do not apply to the corporation. We have not opted out of these sections in our charter and bylaws.

Removal of Directors; Vacancies

Under NRS 78.335, one or more of the incumbent directors may be removed from office by the vote of stockholders representing two-thirds or more of the voting power of the issued and outstanding stock entitled to vote. Our bylaws provide that any newly created position on the board of directors that results from an increase in the total number of directors and any vacancies on the board of directors will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum.

No Cumulative Voting

The NRS does not permit stockholders to cumulate their votes other than in the election of directors, and then only if expressly authorized by the corporation’s articles of incorporation. Our charter does not expressly authorize cumulative voting.

The combination of these provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

Purchase Contracts

We may issue purchase contracts for the purchase or sale of equity securities issued by us.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such equity securities issued by us at a specified purchase price, which may be based on a formula, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

Any purchase contracts we issue will be physically settled by delivery of the securities. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness.

Warrants

We may issue warrants to purchase our securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants. Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Currently Outstanding Warrants

As of May 13, 2025, we had the following warrants outstanding that were issued in connection with our initial public offering or in private placement transactions: 105,000 Representative’s Warrants (as defined below), 3,067,482 Common Warrants (as defined below), 1,277,875 Placement Agent Warrants (as defined below) and 2,699,797 Inducement Warrants (as defined below).

Representative’s Warrants

In connection with the initial public offering, the Company issued to the representative of the underwriters and its designee (the “Representative”) warrants (the “Representative’s Warrants”) to purchase 105,000 shares of Class B Common Stock. In connection with the partial exercise of the underwriters’ over-allotment option, the Company issued to the Representative and its designee additional Representative’s Warrants to purchase 2,128 shares of Class B Common Stock. The Representative’s Warrants are exercisable at a per share exercise price equal to $6.00 at any time and from time to time, in whole or in part, during the period commencing on May 21, 2024, and terminating on November 21, 2028. Neither the Representative’s Warrants nor any of the shares issued upon exercise of the Representative’s Warrants may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of six (6) months immediately following the commencement of sales of the initial public offering. The Representative’s Warrants also provides for one demand registration right of the shares underlying the Representative’s Warrants at the Company’s expense; one additional demand registration at the warrant holders’ expense; and unlimited “piggyback” registration rights. The registration rights will only be exercisable within a period of five years after November 16, 2023. The Representative’s Warrants also contain customary anti-dilution provisions.

As of May 13, 2025, an aggregate of 105,000 Representative’s Warrants remain outstanding.

Common Warrants

On September 3, 2024, the Company issued warrants to purchase up to 15,555,557 shares of Class B Common Stock (the “Common Warrants”) to certain investors in connection with the closing of a registered offering (the “Offering”), pursuant to the terms of a Securities Purchase Agreement, dated August 29, 2024. The Common Warrants are exercisable immediately on the date of issuance at an exercise price of $1.35 per share and will expire five years from the date of issuance.

As of May 13, 2025, an aggregate of 4,345,357 Common Warrants remain outstanding.

Placement Agent Warrants

Rodman & Renshaw LLC (“Rodman”) acted as the exclusive placement agent (the “Placement Agent”) for the Company in connection with the Offering. Pursuant to an engagement letter dated June 4, 2024, the Company issued to the Placement Agent warrants (the “Placement Agent Warrants”) to purchase a number of shares of Class B Common Stock equal to 7.0% of the aggregate number of shares and pre-funded warrants sold in the Offering. The Placement Agent Warrants have substantially the same terms as the Common Warrants, except that the Placement Agent Warrants have an exercise price of 125% of the combined offering price per Share and accompanying Common Warrant and have an expiration date of five years from the commencement of sales in the Offering.

The Shares, Pre-Funded Warrants, Common Warrants, Placement Agent Warrants and the shares of Class B common stock issuable upon exercise of the Pre-Funded Warrants, Common Warrants, Placement Agent Warrants were offered and sold by the Company pursuant to the Prospectus, which formed a part of the Company’s registration statement on Form S-1 (File No. 333-281789), filed with the SEC on August 27, 2024 and subsequently declared effective on August 29, 2024, and an additional registration statement on Form S-1MEF filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, which became automatically effective on August 29, 2024.

As of May 13, 2025, an aggregate of 1,277,875 Placement Agent Warrants in connection with the initial closing remain outstanding.

Inducement Warrants

On February 10, 2025, the Company entered into a warrant exercise inducement offer letter with Armistice Capital, LLC, a holder of its existing Common Warrants exercisable for an aggregate of 2,699,797 shares of its Class B Common Stock (collectively, the “Existing Warrants”), to exercise its Existing Warrants at the existing exercise price of $1.35 per share, generating gross proceeds of approximately $3,644,726 before deducting financial advisory fees. In consideration for the immediate exercise of the Existing Warrants, the Company issued to such holder 2,699,797 new warrants (the “Inducement Warrants”) with an exercise price of $4.00 per share, which are immediately exercisable and valid for five years from issuance (the “Warrant Inducement”). The shares of Class B Common Stock underlying the Inducement Warrants are entitled to registration rights.

As of May 13, 2025, an aggregate of 2,699,797 Inducement Warrants remain outstanding.

In connection with the Warrant Inducement, and pursuant to the engagement letter with Rodman, the Company issued to Rodman additional Placement Agent Warrants to purchase an aggregate of 188,986 shares of Class B Common Stock at an exercise price of $5.00 per share, which are immediately exercisable and valid for five years from issuance. As of May 13, 2025, all such additional Placement Agent Warrants remain outstanding.

Subscription Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to holders of our capital stock a prospectus supplement will be distributed to such holders on the record date for receiving rights in the rights offering set by us.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the subscription rights, standby underwriting agreement or other agreements, if any. The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Depositary Shares

General. We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of our preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of our preferred stock, and the applicable prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a depositary that is a bank or trust company that meets certain requirements and is selected by us. The depositary will be specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of our preferred stock in accordance with the terms of the offering. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the deposit agreement, form of certificate of designation of underlying preferred stock, form of depositary receipts and any other related agreements.

Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received by it in respect of the preferred stock to the record holders of depositary shares relating to such preferred shares in proportion to the numbers of depositary shares held on the relevant record date.

In the event of a distribution other than in cash, the depositary will distribute securities or property received by it to the record holders of depositary shares in proportion to the numbers of depositary shares held on the relevant record date, unless the depositary determines that it is not feasible to make such distribution. In that case, the depositary may make the distribution by such method as it deems equitable and practicable. One such possible method is for the depositary to sell the securities or property and then distribute the net proceeds from the sale as provided in the case of a cash distribution.

Redemption of Depositary Shares. Whenever we redeem the preferred stock, the depositary will redeem a number of depositary shares representing the same number of shares of preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by any other equitable method as the depositary may determine.

Voting of Underlying Shares. Upon receipt of notice of any meeting at which the holders of our preferred stock of any series are entitled to vote, the depositary will mail the information contained in the notice of the meeting to the record holders of the depositary shares relating to that series of preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights represented by the number of shares of preferred stock underlying the holder’s depositary shares. The depositary will endeavor, to the extent it is practical to do so, to vote the number of whole shares of preferred stock underlying such depositary shares in accordance with such instructions. We will agree to take all action that the depositary may deem reasonably necessary in order to enable the depositary to do so. To the extent the depositary does not receive specific instructions from the holders of depositary shares relating to such preferred shares, it will abstain from voting such shares of preferred stock.

Withdrawal of Shares. Upon surrender of depositary receipts representing any number of whole shares at the depositary’s office, unless the related depositary shares previously have been called for redemption, the holder of the depositary shares evidenced by the depositary receipts will be entitled to delivery of the number of whole shares of the related series of preferred stock and all money and other property, if any, underlying such depositary shares. However, once such an exchange is made, the preferred stock cannot thereafter be re-deposited in exchange for depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock on the basis set forth in the applicable prospectus supplement. If the depositary receipts delivered by the holder evidence a number of depositary shares representing more than the number of whole shares of preferred stock of the related series to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of Depositary Agreement. The form of depositary receipt evidencing the depositary shares and any provision of the applicable depositary agreement may at any time be amended by agreement between us and the depositary. We may, with the consent of the depositary, amend the depositary agreement from time to time in any manner that we desire. However, if the amendment would materially and adversely alter the rights of the existing holders of depositary shares, the amendment would need to be approved by the holders of at least a majority of the depositary shares then outstanding.

The depositary agreement may be terminated by us or the depositary if:

●	all outstanding depositary shares have been redeemed; or

●	there has been a final distribution in respect of the shares of preferred stock of the applicable series in connection with our liquidation, dissolution or winding up and such distribution has been made to the holders of depositary receipts.

Resignation and Removal of Depositary. The depositary may resign at any time by delivering to us notice of its election to do so. We may remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment.

Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of any depositary arrangements. We will pay all charges of each depositary in connection with the initial deposit of the preferred shares of any series, the initial issuance of the depositary shares, any redemption of such preferred shares and any withdrawals of such preferred shares by holders of depositary shares. Holders of depositary shares will be required to pay any other transfer taxes.

Notices. Each depositary will forward to the holders of the applicable depositary shares all notices, reports and communications from us which are delivered to such depositary and which we are required to furnish the holders of the preferred stock represented by such depositary shares.

Miscellaneous. The depositary agreement may contain provisions that limit our liability and the liability of the depositary to the holders of depositary shares. Both the depositary and we are also entitled to an indemnity from the holders of the depositary shares prior to bringing, or defending against, any legal proceeding. We or any depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed by us to be competent and on documents believed by us or them to be genuine.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities may be issued under an indenture (which we refer to herein as an Indenture), which are contracts entered into between us and a trustee to be named therein. The Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus. It is likely that convertible debt securities will not be issued under an Indenture.

The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis by one or more guarantors, if any. The obligations of any guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an Indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the unsecured indebtedness issued under an Indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities. These terms will include some or all of the following:

●	the title of debt securities and whether the debt securities are senior or subordinated;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

●	if the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, we do not anticipate the debt securities will be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

FORMS OF SECURITIES

Each security may be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

The specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement.

Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments to holders with respect to securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents, the unit agents or any other agent of the Company, agent of the trustees, the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other payment or distribution to holders of that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York and, with respect to certain matters of Nevada law, Fennemore Craig, P.C., Las Vegas, Nevada. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

Our audited consolidated financial statements as of September 30, 2024 and 2023 and for the two years then ended have been incorporated by reference into this prospectus and the registration statement of which it forms a part in reliance upon the report of Bush & Associates CPA, independent registered public accounting firm and upon the report of such firm given upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarter and periodic reports, proxy statements and other information with the SEC using its EDGAR system. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http//www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” in this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. All filings we file pursuant to the Exchange Act after the date of the registration statement of which this prospectus forms a part and prior to effectiveness of the Registration Statement shall be deemed to be incorporated by reference into the prospectus. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing.

1.	Our Annual Report on Form 10-K for the year ended September 30, 2024, filed with the SEC on January 14, 2025, as amended on Form 10-K/A on February 7, 2025 and further amended on March 4, 2025;

2.	Our Quarterly Reports on Form 10-Q for the quarterly period ended December 31, 2024 and March 31, 2025, filed with the SEC on February 14, 2025 and May 14, 2025, respectively;

3.	Our Current Reports on Form 8-K filed with the SEC on October 22, 2024, October 31, 2024, February 11, 2025, and April 14, 2025, respectively.

All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting General Counsel, c/o Richtech Robotics Inc., at 4175 Cameron St Ste 1, Las Vegas, NV 89103. Our telephone number is (866) 236-3835. Information about us is also available at our website at www.richtechrobotics.com. However, the information in our website is not a part of this prospectus and is not incorporated by reference.

Richtech Robotics Inc.

Up to $100,000,000 of Class B Common Stock

Prospectus Supplement

Lead Agent

Rodman & Renshaw LLC

Co-Agent

H.C. Wainwright & Co.

August 28, 2025.